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                                                                     EXHIBIT 4.7

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                  11 3/4% Senior Subordinated Notes due 2005

                                      and

              Series B 11 3/4% Senior Subordinated Noted due 2005

                        _______________________________


                         First Supplement to Indenture

                           Dated as of June 26, 1998

                        _______________________________

          Hines Nurseries, Inc. (formerly Hines Horticulture, Inc.),

                                   as Issuer


 Hines Horticulture, Inc. (as the successor to Hines Holdings, Inc., a Nevada corporation),

                                      and

                          Sun Gro Horticulture Inc.,

                                 as Guarantors

                                      and

                      IBJ Schroder Bank & Trust Company,

                                  as Trustee

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          This First Supplement to Indenture is dated as of June 26, 1998 by and among Hines Nurseries, Inc., a California corporation formerly known as Hines Horticulture, Inc. (the "Company"), Hines Horticulture, Inc., a Delaware corporation which is the successor to Hines Holdings, Inc., a Nevada corporation ("Parent"), and Sun Gro Horticulture Inc., a Nevada corporation (together with Parent, the "Guarantors") and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), under the Indenture dated as of October 19, 1995 (the "Indenture") between the Company, the Guarantors and the Trustee with respect to the Company's 11 3/4% Senior Subordinated Notes due 2005 and Series B 11 3/4% Senior Subordinated Notes due 2005 (the "First Supplement"). Capitalized terms used but not defined in this First Supplement shall have the meanings ascribed to such terms in the Indenture.

          WHEREAS, the Company is party to an Agreement and Plan of Merger dated as of June 26, 1998, pursuant to which Hines II, Inc., a Delaware corporation, will merge with and into the Company and the Company shall survive (the "Merger"); and

          WHEREAS, pursuant to Sections 5.01(a)(iv) and 9.01 of the Indenture, the Guarantors are required to enter into this First Supplement in connection with the Merger.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

     (1)  Confirmation of Guarantee.  Following the consummation of the Merger,
          -------------------------
the Guarantee of each of the Guarantors shall apply, as such Guarantees applied on the date they were granted under the Indenture to the obligations of the Company under the Indenture and the Notes, to the obligations of the Company under this Indenture and the Notes.

     (2) Instruments to be Read Together.  This First Supplement is an indenture
         -------------------------------
supplement to and in implementation of the Indenture, and said Indenture and this First Supplement shall henceforth be read together.

     (3) Confirmation.  The Indenture, as amended and supplemented by this First
         ------------
Supplement, is in all respects confirmed and preserved.

     (4) Counterparts.  This First Supplement may be executed in any number of
         ------------
counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

     (5) GOVERNING LAW.  THIS FIRST SUPPLEMENT SHALL BE GOVERNED BY AND
         -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICTS OF LAWS RULES THEREOF.
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     (6) Disclaimer of Trustee's Responsibility.  In executing this First
         --------------------------------------
Supplement, the Trustee shall be entitled to all the privileged and immunities afforded to the Trustee under the terms and conditions of the Indenture.

                                 *    *    *    *    *
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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplement to Indenture to be duly executed as of the date first above written.


                              HINES NURSERIES, INC., a California corporation (formerly HINES HORTICULTURE, INC.)

                              By:   _____________________________________

                              Name: _____________________________________

                               Its: _____________________________________



                              HINES HORTICULTURE, INC., a Delaware corporation (as the successor to Hines Holdings, Inc., a Nevada corporation)

                              By:   _____________________________________

                              Name: _____________________________________

                               Its: _____________________________________



                              SUN GRO HORTICULTURE INC., a Nevada corporation

                              By:   _____________________________________

                              Name: _____________________________________

                               Its: _____________________________________



                              IBJ SCHRODER BANK & TRUST COMPANY

                              By:   _____________________________________

                              Name: _____________________________________

                               Its: _____________________________________